UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 8, 2006

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10611 Harwin Drive, Suite 402, Houston, Texas		77036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On May 8, 2006 the Company distributed a press release that contained the following information:

KMG CHEMICALS ANNOUNCES PROPOSED PUBLIC OFFERING OF COMMON STOCK

HOUSTON, TX – May 8, 2006 – KMG Chemicals, Inc. (NASDAQ: KMGB), a global provider of specialty chemicals in carefully focused markets, today announced that it has filed a registration statement with the Securities and Exchange Commission for a public offering of 3,000,000 shares of its common stock. Of the shares being offered, 1,500,000 are being offered by KMG, 1,260,000 are being offered by David L. Hatcher, KMG’s Chairman & CEO, and 240,000 are being offered by Valves Incorporated of Texas, whose president is Fred C. Leonard, an outside director of KMG. The shares that Mr. Hatcher intends to sell represent approximately 23% of his stock in KMG. After the completion of the offering, he would still own approximately 4,130,000 shares, or about 40% of KMG’s outstanding common stock, after giving effect to the offering. The underwriters will have an option to purchase up to an additional 450,000 shares of common stock from KMG and the selling shareholders to cover over-allotments, if any.

KMG intends to use the net proceeds of this offering to provide capital for its acquisition program, for working capital and other general corporate purposes.

Boenning & Scattergood, Inc. is serving as lead book-running manager of the offering and Sterne, Agee & Leach, Inc. is acting as co-manager.

When available, copies of the preliminary prospectus relating to the offering may be obtained from Boenning & Scattergood, Inc. at 4 Tower Bridge 200 Barr Harbor Drive, Suite 300 West Conshohocken, PA 19428 or Sterne, Agee & Leach, Inc. at 800 Shades Creek Parkway, Suite 700 Birmingham, Alabama 35209.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

KMG Chemicals, Inc., through its subsidiaries, produces and distributes specialty chemicals to carefully focused markets. The Company grows by acquiring and managing stable chemical product lines and businesses with established production processes. Its wholly owned subsidiary, KMG Bernuth, Inc. is a global provider of products to the wood treating and agricultural industries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: May 9, 2006
John V. Sobchak,
Chief Financial Officer